UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2005

PEDIATRIC SERVICES OF AMERICA, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-23946	58-1873345
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

310 Technology Parkway, Norcross, Georgia	30092-2929
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 441-1580

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 8, 2005, the Board of Directors of the Company (the “Board”) approved changes to the non-employee director compensation. The changes, which reflect current competitive market conditions, were approved upon recommendation of the Compensation Committee and an independent compensation consultant. Specifically, the annual retainer paid to non-employee directors for service on the Company’s Board was increased from $16,000 per year to $20,000 per year. In addition, the Board approved annual retainers for each Committee Chair as follows: Nominating/Corporate Governance Committee Chair—$2,500; Compensation Committee Chair—$2,500; and Audit Committee Chair—$5,000. Attendance at in-person Board meetings remained at $3,000 per meeting ($250 per telephonic meeting held). Attendance at Committee meetings also remained at $250 per telephonic meeting held ($500 per Audit Committee meeting). The Board also approved a grant of 6,000 options to purchase Company Common Stock to each non-employee director. Additional information about non-employee director compensation will be provided in the Company’s 2006 Proxy Statement. A summary of non-employee director compensation is filed herewith as Exhibit 99.1 and this description is qualified in its entirety by reference to such summary.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Board of Directors – Compensation Summary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIC SERVICES OF AMERICA, INC.
(Registrant)

Date: November 14, 2005	/s/ James M. McNeill
James M. McNeill Senior Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

99.1	Board of Directors – Compensation Summary